FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2023 Financial Results

Revenue increased 25% year-over-year

HANOVER, Md. - March 6, 2023 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 28, 2023.

•Q1 Revenue: $1.06 billion

•Q1 Net Income per Share: $0.51 GAAP; $0.64 adjusted (non-GAAP)

"We delivered record revenue in the first quarter, reflecting continued gradual improvement in the supply chain environment and strong customer demand for our market-leading technology," said Gary Smith, president and CEO of Ciena. "With strong momentum across our business, supported by robust fundamental drivers and visibility provided by our backlog, we remain confident in our ability to continue to take market share."

For fiscal first quarter 2023, Ciena reported revenue of $1.06 billion as compared to $844.4 million for the fiscal first quarter 2022.

Ciena's GAAP net income for the fiscal first quarter 2023 was $76.2 million, or $0.51 per diluted common share, which compares to a GAAP net income of $45.8 million, or $0.29 per diluted common share, for the fiscal first quarter 2022.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2023 was $95.6 million, or $0.64 per diluted common share, which compares to an adjusted (non-GAAP) net income of $72.6 million, or $0.47 per diluted common share, for the fiscal first quarter 2022.

Fiscal First Quarter 2023 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,056.5	$844.4	25.1%
Gross margin	43.2%	45.5%	(2.3)%
Operating expense	$370.7	$324.2	14.3%
Operating margin	8.1%	7.1%	1.0%

	Non-GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2023	FY 2022	Y-T-Y*
Revenue	$1,056.5	$844.4	25.1%
Adj. gross margin	43.7%	46.2%	(2.5)%
Adj. operating expense	$329.3	$290.0	13.6%
Adj. operating margin	12.6%	11.8%	0.8%
Adj. EBITDA	$155.1	$123.7	25.4%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q1 FY 2023		Q1 FY 2022
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$735.6	69.6	$540.9	64.1
Routing and Switching	119.5	11.3	85.7	10.1
Total Networking Platforms	855.1	80.9	626.6	74.2

Platform Software and Services	73.4	6.9	72.9	8.6

Blue Planet Automation Software and Services	15.4	1.5	21.1	2.5

Global Services
Maintenance Support and Training	67.9	6.4	72.5	8.6
Installation and Deployment	34.6	3.3	40.4	4.8
Consulting and Network Design	10.1	1.0	10.9	1.3
Total Global Services	112.6	10.7	123.8	14.7

Total	$1,056.5	100.0	$844.4	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal First Quarter 2023

	Revenue by Geographic Region (unaudited)
	Q1 FY 2023		Q1 FY 2022
	Revenue	% **	Revenue	% **
Americas	$765.1	72.4	$595.1	70.5
Europe, Middle East and Africa	152.8	14.5	150.8	17.8
Asia Pacific	138.6	13.1	98.5	11.7
Total	$1,056.5	100.0	$844.4	100.0

** Denotes % of total revenue

•Two customers represented 10%-plus of revenue combining for a total of 25.7% of revenue
•Cash and investments totaled $1.2 billion
•Cash flow used in operations totaled $265.6 million
•Average days' sales outstanding (DSOs) were 103
•Accounts receivable, net balance was $1.05 billion
•Unbilled contract asset, net balance was $148.8 million
•Inventories totaled $1.18 billion, including:
◦Raw materials: $846.6 million
◦Work in process: $18.4 million
◦Finished goods: $300.7 million
◦Deferred cost of sales: $51.3 million
◦Reserve for excess and obsolescence: $(38.9) million
•Product inventory turns were 1.7
•Headcount totaled 8,361

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2023 Results
Today, Monday, March 6, 2023, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal first quarter 2023 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered record revenue in the first quarter, reflecting continued gradual improvement in the supply chain environment and strong customer demand for our market-leading technology"; "With strong momentum across our business, supported by robust fundamental drivers and visibility provided by our backlog, we remain confident in our ability to continue to take market share."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 16, 2022 and included in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2023 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on LinkedIn, Twitter, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	January 28,	January 29,
	2023	2022
Revenue:
Products	$877,715	$665,007
Services	178,806	179,436
Total revenue	1,056,521	844,443
Cost of goods sold:
Products	500,337	372,565
Services	100,238	87,691
Total cost of goods sold	600,575	460,256
Gross profit	455,946	384,187
Operating expenses:
Research and development	181,730	148,409
Selling and marketing	123,807	118,881
General and administrative	50,896	44,498
Significant asset impairments and restructuring costs	4,298	3,409
Amortization of intangible assets	7,441	8,918
Acquisition and integration costs	2,558	68
Total operating expenses	370,730	324,183
Income from operations	85,216	60,004
Interest and other income, net	31,973	3,686
Interest expense	(15,870)	(8,648)
Income before income taxes	101,319	55,042
Provision for income taxes	25,078	9,219
Net income	$76,241	$45,823

Net Income per Common Share
Basic net income per common share	$0.51	$0.30
Diluted net income per potential common share	$0.51	$0.29

Weighted average basic common shares outstanding	149,081	154,151
Weighted average dilutive potential common shares outstanding [1]	149,551	155,807

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million for the first quarter of fiscal 2023; and (ii) 1.7 million shares for the first quarter of fiscal 2022.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 28, 2023	October 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,054,549	$994,352
Short-term investments	100,424	153,989
Accounts receivable, net	1,054,917	920,772
Inventories	1,178,089	946,730
Prepaid expenses and other	374,590	370,053
Total current assets	3,762,569	3,385,896
Long-term investments	3,242	35,385
Equipment, building, furniture and fixtures, net	278,985	267,779
Operating lease right-of-use assets	48,438	45,108
Goodwill	446,548	328,322
Other intangible assets, net	244,648	69,517
Deferred tax asset, net	797,214	824,008
Other long-term assets	90,853	113,617
Total assets	$5,672,497	$5,069,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$478,486	$516,047
Accrued liabilities and other short-term obligations	343,938	360,782
Deferred revenue	164,758	137,899
Operating lease liabilities	19,098	18,925
Current portion of long-term debt	11,930	6,930
Total current liabilities	1,018,210	1,040,583
Long-term deferred revenue	66,620	62,336
Other long-term obligations	156,572	150,335
Long-term operating lease liabilities	45,305	42,392
Long-term debt, net	1,547,495	1,061,125
Total liabilities	$2,834,202	$2,356,771
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 149,157,588 and 148,412,943 shares issued and outstanding	1,492	1,484
Additional paid-in capital	6,422,091	6,390,252
Accumulated other comprehensive loss	(29,299)	(46,645)
Accumulated deficit	(3,555,989)	(3,632,230)
Total stockholders’ equity	2,838,295	2,712,861
Total liabilities and stockholders’ equity	$5,672,497	$5,069,632

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended
	January 28,	January 29,
	2023	2022
Cash flows used in operating activities:
Net income	$76,241	$45,823
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,208	23,653
Share-based compensation expense	30,512	24,297
Amortization of intangible assets	10,325	12,230
Deferred taxes	(7,247)	(766)
Provision for inventory excess and obsolescence	5,503	3,799
Provision for warranty	8,230	2,817
Gain on cost method equity investment	(26,455)	(4,120)
Other	7,325	(4,495)
Changes in assets and liabilities:
Accounts receivable	(133,067)	87,223
Inventories	(235,059)	(87,178)
Prepaid expenses and other	4,667	(14,134)
Operating lease right-of-use assets	3,891	4,120
Accounts payable, accruals and other obligations	(56,979)	(152,981)
Deferred revenue	29,459	10,417
Short and long-term operating lease liabilities	(5,193)	(5,116)
Net cash used in operating activities	(265,639)	(54,411)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(30,030)	(25,804)
Purchases of investments	(35,411)	(350,465)
Proceeds from sales and maturities of investments	123,249	50,000
Settlement of foreign currency forward contracts, net	(4,001)	1,346
Acquisition of business, net of cash acquired	(230,048)	(56,036)
Net cash used in investing activities	(176,241)	(380,959)
Cash flows provided by financing activities:
Proceeds from issuance of senior notes	—	400,000
Proceeds from issuance of term loan, net	497,500	—
Payment of long term debt	(1,732)	—
Payment of debt issuance costs	(3,996)	(4,506)
Payment of finance lease obligations	(913)	(771)
Shares repurchased for tax withholdings on vesting of stock unit awards	(12,980)	(25,150)
Repurchases of common stock - repurchase program	—	(250,000)
Proceeds from issuance of common stock	14,315	15,146
Net cash provided by financing activities	492,194	134,719
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,884	(3,259)
Net increase (decrease) in cash, cash equivalents and restricted cash	60,198	(303,910)
Cash, cash equivalents and restricted cash at beginning of period	994,378	1,422,604
Cash, cash equivalents and restricted cash at end of period	$1,054,576	$1,118,694
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$10,536	$7,670
Cash paid during the period for income taxes, net	$8,383	$6,112
Operating lease payments	$5,638	$5,480
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$7,354	$2,972
Operating right-of-use assets subject to lease liability	$6,045	$3,376
Gain on cost method equity investment	$26,455	$4,120

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 28,	January 29,
	2023	2022
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$455,946	$384,187
Share-based compensation-products	1,051	900
Share-based compensation-services	2,297	1,584
Amortization of intangible assets	2,883	3,312
Total adjustments related to gross profit	6,231	5,796
Adjusted (non-GAAP) gross profit	$462,177	$389,983
Adjusted (non-GAAP) gross profit percentage	43.7%	46.2%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$370,730	$324,183
Share-based compensation-research and development	9,234	6,830
Share-based compensation-sales and marketing	8,424	7,060
Share-based compensation-general and administrative	9,468	7,912
Significant asset impairments and restructuring costs	4,298	3,409
Amortization of intangible assets	7,441	8,918
Acquisition and integration costs	2,558	68
Total adjustments related to operating expense	41,423	34,197
Adjusted (non-GAAP) operating expense	$329,307	$289,986

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$85,216	$60,004
Total adjustments related to gross profit	6,231	5,796
Total adjustments related to operating expense	41,423	34,197
Total adjustments related to income from operations	47,654	39,993
Adjusted (non-GAAP) income from operations	$132,870	$99,997
Adjusted (non-GAAP) operating margin percentage	12.6%	11.8%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$76,241	$45,823
Exclude GAAP provision for income taxes	25,078	9,219
Income before income taxes	101,319	55,042
Total adjustments related to income from operations	47,654	39,993
Gain on cost method equity investment	(26,455)	(4,120)
Adjusted income before income taxes	122,518	90,915
Non-GAAP tax provision on adjusted income before income taxes	26,954	18,365
Adjusted (non-GAAP) net income	$95,564	$72,550

Weighted average basic common shares outstanding	149,081	154,151
Weighted average dilutive potential common shares outstanding [1]	149,551	155,807

Net Income per Common Share
GAAP diluted net income per potential common share	$0.51	$0.29
Adjusted (non-GAAP) diluted net income per potential common share	$0.64	$0.47

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.5 million for the first quarter of fiscal 2023; and (ii) 1.7 million for the first quarter of fiscal 2022.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	January 28,	January 29,
	2023	2022
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$76,241	$45,823
Add: Interest expense	15,870	8,648
Less: Interest and other income, net	31,973	3,686
Add: Provision for income taxes	25,078	9,219
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,208	23,653
Add: Amortization of intangible assets	10,325	12,230
EBITDA	$117,749	$95,887
Add: Share-based compensation cost	30,474	24,297
Add: Significant asset impairments and restructuring costs	4,298	3,409
Add: Acquisition and integration costs	2,558	68
Adjusted EBITDA	$155,079	$123,661
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2022 and fiscal 2023.
•Gain on cost method equity investment - reflects changes in the carrying value of certain cost method equity investments due to triggering events. During the first quarter of fiscal 2023, the acquisition of Tibit triggered the remeasurement of our previously held investment in Tibit to fair value, which resulted in recognizing a gain on our cost method equity investment of $26.5 million.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for the first fiscal quarter of 2023 and 20.2% for the first fiscal quarter of 2022. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.